Exhibit 10.36

BUILDING LEASE

This lease is between Paragon Systems, Inc. and Charles Keathley and Robert Luther, Joint Owners of the building to be known as Paragon Systems, Inc. Construction Operations located in Prospect, Tennessee, more specifically on the West side of Highway US 31 approximately three miles north of US Highway I-65.

The Following Terms apply:

The Lease Term shall be for thirty years.

The Lease Rate shall be Nine Hundred Dollars ($1100.00) each month, payable by the tenth of the month.

Paragon Systems shall make an initial lease payment of fifteen thousand dollars ($15,000) to secure the best lease terms on the building. This initial payment shall be appended to the end of the lease. In case Paragon Systems vacates the premises prior to the end of the initial payment being consumed, that money shall be refunded to Paragon Systems with any appropriate interest, as deemed proper by Keathley and Luther jointly.

Paragon Systems shall pay all utilities on the building for the duration of its occupancy.

Paragon Systems shall pay all insurance on the building for the duration of its occupancy.

Paragon Systems shall pay all maintenance and normal wear on the building for the duration of its occupancy.

Paragon Systems shall exercise due care and diligence to protect the property at all times from any hazards.

Paragon Systems shall have the right to erect fences and other structures as required for the normal business operations it shall conduct on the premises.

Paragon Systems holds Charles Keathley and Robert Luther harmless from any claims or damages that may accrue through any operations that it pursues, whether on the property or otherwise.

Paragon Systems shall not make building alterations unless agreed to by Charles Keathley and Robert Luther. Alteration agreements shall be in the form of an amendment to this lease and may, if warranted, incur additional lease costs.

Paragon Systems shall not engage in any hazardous materials operations that are prohibited by law and may constitute liability to either Keathley or Luther.

This lease is contained in its entirety on this document. It shall be open to renegotiation at any time the parties agree it is warranted.

Signed this Day and Date indicated Below:

/s/ Charles Keathley	June 29, 1996
President
Paragon Systems, Inc.

/s/ Charles Keathley	June 29, 1996
Charles Keathley, Co-Owner

/s/ Robert N. Luther	June 29, 1996
Robert N. Luther, Co-Owner